Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Stephen T. Jones		Mary M. Gentry
Senior Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4302		(864) 286-4892

SCANSOURCE DELIVERS A STRONG SECOND QUARTER
Net Sales of $811 million with 7% Quarter-Over-Quarter Growth

GREENVILLE, SC -- February 2, 2021 -- ScanSource, Inc. (NASDAQ: SCSC), a leading provider of technology products and solutions, today announced financial results for the second quarter ended December 31, 2020. All results in this release reflect continuing operations only unless otherwise noted.

Second Quarter Summary:

•Net sales: $810.9 million, down 2% year-over-year (up 2% year-over-year for organic growth)
•7% quarter-over-quarter growth for net sales (up from $757.3 million for first quarter of fiscal year 2021)
•Gross profit: $86.0 million, down 12% year-over-year
•GAAP operating income of $17.1 million; non-GAAP operating income of $23.8 million
•Net income from continuing operations of $11.1 million
•GAAP diluted EPS of $0.43 per share; non-GAAP diluted EPS of $0.65 per share
•Generated strong operating cash flow of $44.4 million during the quarter and $215.0 million for the trailing 12-month period
•Return on invested capital increased to 12.4% for the quarter

"Our employees across the company delivered results that exceeded our expectations, even as we are still recovering from the sales impact of the COVID-19 pandemic," said Mike Baur, Chairman and CEO, ScanSource, Inc. "Strong growth drove higher net sales and operating leverage on our SG&A. We are delighted to welcome Steve Jones, our new CFO, to the ScanSource family, as his background is a great fit with our focus on recurring revenue."

Quarterly Results
Net sales totaled $810.9 million for the second quarter of fiscal year 2021, down 2% year-over-year, or up 2% year-over-year for organic growth. The year-over-year reduction in net sales is primarily due to the impact of the COVID-19 pandemic. During the quarter, we saw continued progress in recovering from the sales impact of the COVID-19 pandemic in North America and Brazil. For the Intelisys master agency business, net sales increased 15% year-over-year for the second quarter of fiscal year 2021. ScanSource delivered 7% sequential quarter growth from the September quarter.

For the second quarter of fiscal year 2021, operating income decreased to $17.1 million from $18.6 million for the prior-year quarter, and non-GAAP operating income decreased to $23.8 million from $28.5 million for the prior-year quarter. At the end of July 2020, the Company implemented a $30 million annualized expense reduction program to address the business impacts of the COVID-19 pandemic and prepare for the next phase of growth. Selling, general and administrative expenses for the quarter decreased $7.4 million, and the Company realized the planned quarterly impact of the expense reduction plan.

On a GAAP basis, net income for the second quarter of fiscal year 2021 totaled $11.1 million, or $0.43 per diluted share, compared to net income of $11.6 million, or $0.46 per diluted share, for the prior-year quarter. Non-GAAP net income totaled $16.5 million, or $0.65 per diluted share, compared to $19.4 million, or $0.77 per diluted share, for the prior-year quarter.

At December 31, 2020, ScanSource had cash and cash equivalents of $67.2 million and total debt of $151.9 million. The Company generated $44.4 million of operating cash flow in the second quarter of fiscal year 2021 and $215.0 million for the trailing 12-month period.

Exhibit 99.1

Discontinued Operations
On August 20, 2019, ScanSource announced plans to divest its products distribution businesses outside of the United States, Canada and Brazil (the “Divestitures”), as part of a strategic portfolio repositioning to align investments with higher-growth, higher-margin businesses. ScanSource completed the divestitures with the sales of the products distribution business located in Mexico, Colombia, Chile, Peru, and Miami-based export operations on October 30, 2020 and the sale of the Europe and UK products distribution business on November 12, 2020.

COVID-19 Update

Our top priority during the COVID-19 pandemic is protecting the health and safety of our employees. We implemented travel restrictions and transitioned our employees, where possible, to a remote working environment. Most of our office-based employees around the world are working remotely. We have taken a number of measures to ensure our teams have the flexibility and resources they need to stay safe and healthy. We are experiencing higher costs from these safety measures to protect our employees. We are continuing to provide the high level of customer service our partners expect from us.

Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results in a conference call today, February 2, 2021, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the impact of the COVID-19 pandemic, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, the impact of the COVID-19 pandemic on the Company's operations and financial condition and the potential prolonged economic weakness brought on by COVID-19, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and suppliers, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, risk to the Company's business from a cyber-security attack, a failure of the Company's IT systems, failure to hire and retain quality employees, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2020, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital ("ROIC"): ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of ROIC provides useful information to investors and is an additional relevant comparison of our performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.
These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the Best Places to Work in South Carolina and on FORTUNE magazine’s 2020 List of World’s Most Admired Companies. ScanSource ranks #654 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2020	June 30, 2020*
Assets
Current assets:
Cash and cash equivalents	$67,187	$29,485
Accounts receivable, less allowance of $21,805 at December 31, 2020 and $21,906 at December 31, 2019	534,583	443,185
Inventories	421,003	454,885
Prepaid expenses and other current assets	96,358	94,681
Current assets held for sale	—	181,231
Total current assets	1,119,131	1,203,467
Property and equipment, net	48,183	55,641
Goodwill	217,956	214,288
Identifiable intangible assets, net	114,208	121,547
Deferred income taxes	25,619	24,630
Other non-current assets	72,022	72,521
Total assets	$1,597,119	$1,692,094
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$589,292	$454,240
Accrued expenses and other current liabilities	91,592	76,686
Current portion of contingent consideration	—	46,334
Income taxes payable	859	5,886
Current portion of long-term debt	7,843	7,839
Current liabilities held for sale	—	128,022
Total current liabilities	689,586	719,007
Deferred income taxes	4,273	3,884
Long-term debt, net of current portion	139,081	143,175
Borrowings under revolving credit facility	5,000	67,714
Other long-term liabilities	77,040	80,068
Total liabilities	914,980	1,013,848
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,451,640 and 25,361,298 shares issued and outstanding at December 31, 2020 and June 30, 2020, respectively	65,924	63,765
Retained earnings	721,263	747,276
Accumulated other comprehensive loss	(105,048)	(132,795)
Total shareholders’ equity	682,139	678,246
Total liabilities and shareholders’ equity	$1,597,119	$1,692,094

*Derived from audited financial statements.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2020	2019	2020	2019
Net sales	$810,897	$823,999	$1,568,238	$1,666,700
Cost of goods sold	724,854	725,680	1,401,415	1,469,856
Gross profit	86,043	98,319	166,823	196,844
Selling, general and administrative expenses	60,470	67,840	122,580	136,371
Depreciation expense	3,097	3,161	6,494	6,462
Intangible amortization expense	4,862	5,310	9,716	9,848
Restructuring and other charges	484	266	8,753	435
Change in fair value of contingent consideration	—	3,176	516	5,649
Operating income	17,130	18,566	18,764	38,079
Interest expense	1,796	3,312	3,709	6,629
Interest income	(531)	(740)	(1,011)	(1,548)
Other expense (income), net	121	(39)	484	336
Income before income taxes	15,744	16,033	15,582	32,662
Provision for income taxes	4,683	4,407	4,636	8,745
Net income from continuing operations	11,061	11,626	10,946	23,917
Net loss from discontinued operations	(25,255)	(260)	(36,959)	(1,021)
Net (loss) income	$(14,194)	$11,366	$(26,013)	$22,896
Per share data:

Net income from continuing operations per common share, basic	$0.44	$0.46	$0.43	$0.94
Net loss from discontinued operations per common share, basic	(1.00)	(0.01)	(1.46)	(0.04)
Net (loss) income per common share, basic	$(0.56)	$0.45	$(1.03)	$0.90
Weighted-average shares outstanding, basic	25,395	25,274	25,378	25,407

Net income from continuing operations per common share, diluted	$0.43	$0.46	$0.43	$0.94
Net loss from discontinued operations per common share, diluted	(0.99)	(0.01)	(1.45)	(0.04)
Net (loss) income per common share, diluted	$(0.56)	$0.45	$(1.02)	$0.90
Weighted-average shares outstanding, diluted	25,475	25,358	25,458	25,488

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six months ended December 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(26,013)	$22,896
Net loss from discontinued operations	(36,959)	(1,021)
Net income from continuing operations	10,946	23,917
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation and amortization	17,059	17,599
Amortization of debt issue costs	209	209
Provision for doubtful accounts	(180)	1,101
Share-based compensation	3,174	2,817
Deferred income taxes	(694)	(344)
Change in fair value of contingent consideration	516	5,649
Contingent consideration payments excess	(5,457)	(3,050)
Finance lease interest	70	39
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(86,683)	8,101
Inventories	35,124	(69,384)
Prepaid expenses and other assets	2,256	(1,748)
Other non-current assets	1,328	(8,972)
Accounts payable	132,074	97,962
Accrued expenses and other liabilities	11,150	12,094
Income taxes payable	(5,218)	(3,256)
Net cash provided by operating activities of continuing operations	115,674	82,734
Cash flows from investing activities of continuing operations:
Capital expenditures	(1,454)	(2,732)
Cash paid for business acquisitions, net of cash acquired	—	(48,930)
Proceeds from the sale of net assets of discontinued operations	34,356	—
Net cash provided by (used in) investing activities of continuing operations	32,902	(51,662)
Cash flows from financing activities of continuing operations:
Borrowings on revolving credit, net of expenses	959,848	1,022,403
Repayments on revolving credit, net of expenses	(1,022,561)	(1,066,890)
Borrowings on long-term debt, net	(4,089)	(2,210)
Repayments of finance lease obligations	(652)	(1,115)
Contingent consideration payments	(41,393)	(35,481)
Exercise of stock options	—	720
Taxes paid on settlement of equity awards	(1,036)	(1,354)
Repurchase of common stock	—	(6,077)
Net cash used in financing activities of continuing operations	(109,883)	(90,004)

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited), continued
(in thousands)

Cash flows from discontinued operations:
Net cash flows provided by operating activities of discontinued operations	21,704	35,326
Net cash flows used in investing activities of discontinued operations	(58)	(8)
Net cash flows (used in) provided by financing activities of discontinued operations	(29,494)	42,057
Net cash flows provided by discontinued operations	(7,848)	77,375
Effect of exchange rate changes on cash and cash equivalents	1,887	(256)
Increase in cash and cash equivalents	32,732	18,187
Consolidated cash and cash equivalents at beginning of period	34,455	23,818
Consolidated cash and cash equivalents at end of period	67,187	42,005
Cash and cash equivalents of discontinued operations	—	3,232
Cash and cash equivalents of continuing operations	$67,187	$38,773

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2020	2019
Return on invested capital ratio (ROIC), annualized (a)	12.4%	9.9%

Reconciliation of net income to EBITDA:
Net income from continuing operations (GAAP)	$11,061	$11,626
Plus: Interest expense	1,796	3,312
Plus: Income taxes	4,683	4,407
Plus: Depreciation and amortization	8,349	9,081
EBITDA (non-GAAP)	25,889	28,426
Plus: Change in fair value of contingent consideration	—	3,176
Plus: Acquisition and divestiture costs(b)	1,359	1,151
Plus: Restructuring costs	484	266
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$27,732	$33,019

Invested Capital Calculations:
Equity – beginning of the period	$671,227	$905,751
Equity – end of the period	682,139	927,580
Plus: Change in fair value of contingent consideration, net of tax	—	2,401
Plus: Acquisition and divestiture costs(b)	1,359	1,151
Plus: Restructuring, net of tax	366	196
Plus: Discontinued operations net loss	25,255	260
Average equity	690,173	918,670
Average funded debt(c)	198,620	411,614
Invested capital (denominator for ROIC) (non-GAAP)	$888,793	$1,330,284

(a) The annualized EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 92 days in the current and prior-year quarter.
(b) Acquisition and divestiture costs are generally nondeductible for tax purposes.
(c) Average funded debt, which includes both continuing and discontinued operations, is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended December 31,
	2020	2019	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, reported	$551,394	$575,001	(4.1)%
Foreign exchange impact (a)	7,903	—
Non-GAAP net sales, constant currency	$559,297	$575,001	(2.7)%

Worldwide Communications & Services:
Net sales, reported	$259,503	$248,998	4.2%
Foreign exchange impact (a)	19,882	—
Non-GAAP net sales, constant currency	$279,385	$248,998	12.2%

Consolidated:
Net sales, reported	$810,897	$823,999	(1.6)%
Foreign exchange impact (a)	27,785	—
Non-GAAP net sales, constant currency	$838,682	$823,999	1.8%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2019.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Six months ended December 31,
	2020	2019	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, reported	$1,074,970	$1,156,188	(7.0)%
Foreign exchange impact (a)	15,626	—
Non-GAAP net sales, constant currency	$1,090,596	$1,156,188	(5.7)%

Worldwide Communications & Services:
Net sales, reported	$493,268	$510,512	(3.4)%
Foreign exchange impact (a)	37,321	—
Non-GAAP net sales, constant currency	$530,589	$510,512	3.9%

Consolidated:
Net sales, reported	$1,568,238	$1,666,700	(5.9)%
Foreign exchange impact (a)	52,947	—
Non-GAAP net sales, constant currency	$1,621,185	$1,666,700	(2.7)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2020 into U.S. dollars using the average foreign exchange rates for the six months ended December 31, 2019.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended December 31,
	2020	2019	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$720,004	$734,832	(2.0)%

International:
Net sales, reported	$90,893	$89,167	1.9%
Foreign exchange impact(a)	27,785	—
Non-GAAP net sales, constant currency	$118,678	$89,167	33.1%

Consolidated:
Net sales, reported	$810,897	$823,999	(1.6)%
Foreign exchange impact(a)	27,785	—
Non-GAAP net sales, constant currency	$838,682	$823,999	1.8%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended December 31, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended December 31, 2019.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Six months ended December 31,
	2020	2019	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$1,403,607	$1,503,343	(6.6)%

International:
Net sales, reported	$164,631	$163,357	0.8%
Foreign exchange impact(a)	52,947	—
Non-GAAP net sales, constant currency	$217,578	$163,357	33.2%

Consolidated:
Net sales, reported	$1,568,238	$1,666,700	(5.9)%
Foreign exchange impact(a)	52,947	—
Non-GAAP net sales, constant currency	$1,621,185	$1,666,700	(2.7)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the six months ended December 31, 2020 into U.S. dollars using the average foreign exchange rates for the six months ended December 31, 2019.

ScanSource Reports Second Quarter Results

	Quarter ended December 31, 2020
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$810,897	$—	$—	$—	$—	$810,897
Gross profit	86,043	—	—	—	—	86,043
Operating income	17,130	4,862	—	1,360	484	23,836
Other expense, net	1,386	—	—	—	—	1,386
Pre-tax income	15,744	4,862	—	1,360	484	22,450
Net income from continuing operations	11,061	3,682	—	1,360	366	16,469
Diluted EPS from continuing operations	$0.43	$0.15	$—	$0.06	$0.01	$0.65

	Quarter ended December 31, 2019
	GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$823,999	$—	$—	$—	$—	$823,999
Gross profit	98,319	—	—	—	—	98,319
Operating income	18,566	5,310	3,176	1,151	266	28,469
Other expense, net	2,533	—	—	—	—	2,533
Pre-tax income	16,033	5,310	3,176	1,151	266	25,936
Net income from continuing operations	11,626	4,032	2,401	1,151	196	19,406
Diluted EPS from continuing operations	$0.46	$0.16	$0.09	$0.05	$0.01	$0.77

ScanSource Reports Second Quarter Results

	Six months ended December 31, 2020
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure

Net sales	$1,568,238	$—	$—	$—	$—	$1,568,238
Gross profit	166,823	—	—	—	—	166,823
Operating income	18,764	9,716	516	1,857	8,753	39,606
Other expense, net	3,182	—	—	—	—	3,182
Pre-tax income	15,582	9,716	516	1,857	8,753	36,424
Net income from continuing operations	10,946	7,357	390	1,857	6,617	27,167
Diluted EPS from continuing operations	$0.43	$0.29	$0.02	$0.07	$0.26	$1.07

	Six months ended December 31, 2019
	Reported GAAP Measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition and divestiture costs	Restructuring costs	Non-GAAP measure

Net sales	$1,666,700	$—	$—	$—	$—	$1,666,700
Gross profit	196,844	—	—	—	—	196,844
Operating income	38,079	9,848	5,649	1,909	435	55,920
Other expense, net	5,417	—	—	—	—	5,417
Pre-tax income	32,662	9,848	5,649	1,909	435	50,503
Net income from continuing operations	23,917	7,438	4,270	1,909	324	37,858
Diluted EPS from continuing operations	$0.94	$0.29	$0.17	$0.07	$0.01	$1.48

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Discontinued Operations - Financial Results:

	Quarter ended December 31,		Six months ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net sales	$68,323	$155,912	$213,373	$311,628
Cost of goods sold	63,977	140,347	198,512	282,489
Gross profit	4,346	15,565	14,861	29,139
Selling, general and administrative expenses	6,378	15,016	17,291	28,825
Depreciation expense	—	298	—	546
Intangible amortization expense	—	321	—	746
Operating loss	(2,032)	(70)	(2,430)	(978)
Interest expense, net	269	430	394	913
Loss on disposal group	23,122	—	33,808	—
Other expense, net	(181)	(188)	310	(531)
Loss from discontinued operations before taxes	(25,242)	(312)	(36,942)	(1,360)
Income tax expense	13	(52)	17	(339)
Net loss from discontinued operations	$(25,255)	$(260)	$(36,959)	$(1,021)

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Discontinued Operations - Assets and Liabilities:

	December 31, 2020	June 30, 2020
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$—	$4,970
Accounts receivable, net	—	117,200
Inventories, net	—	106,779
Prepaid expenses and other current assets	—	23,808
Total current assets	—	252,757
Property and equipment, net	—	1,833
Deferred income taxes	—	9,349
Other non-current assets	—	6,215
Total assets, before valuation allowance	—	270,154
Less: valuation allowance	—	(88,923)
Total assets, net of valuation allowance (a)	$—	$181,231
Liabilities
Current liabilities:
Accounts payable	$—	$56,098
Accrued expenses and other current liabilities	—	14,815
Other taxes payable	—	20,378
Short-term borrowings	—	3,524
Income tax payable	—	1,085
Total current liabilities	—	95,900
Borrowings under revolving credit facility	—	24,704
Other long-term liabilities	—	7,418
Total liabilities(1)	$—	$128,022

(a) Total assets and liabilities of discontinued operations are classified in current assets and liabilities, respectively, in the Company's consolidated balance sheet as of December 31, 2020 and June 30, 2020. The discontinued operations were disposed of during the quarter ended December 31, 2020.